EXHIBIT (b)



                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                         LAZARD RETIREMENT SERIES, INC.

                            (A MARYLAND CORPORATION)

                                   -----------

                                    ARTICLE I

                                  Stockholders

         Section 1. CERTIFICATES REPRESENTING STOCK. Certificates representing shares of stock shall set forth thereon the statements prescribed by Section 2-211 of the Maryland General Corporation Law ("General Corporation Law") and by any other applicable provision of law and shall be signed by the Chairman of the Board or the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal. The signatures of the Chairman or any such officers may be either manual or facsimile signatures and the corporate seal may be either facsimile or any other form of seal. In case any such officer who has signed manually or by facsimile any such certificate ceases to be such officer before the certificate is issued, it nevertheless may be issued by the corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

         No certificate representing shares of stock shall be issued for any share of stock until such share is fully paid, except as otherwise authorized in
Section 2-206 of the General Corporation Law.

         The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require, in its discretion, the owner of any such certificate or the owner's legal representative to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim that may arise by reason of the issuance of a new certificate.


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         Section 2. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares of stock, if any, transfers of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the record holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         Section 3. RECORD DATE FOR STOCKHOLDERS. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than 90 days, and in case of a meeting of stockholders not less than 10 days, prior to the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least 10 days immediately preceding such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (1) The record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the day 30 days before the meeting, whichever is the closer date to the meeting; and (2) The record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, provided that the payment or allotment date shall not be more than 60 days after the date on which the resolution is adopted.

         Section 4. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to


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a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock and said reference also is intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class or series upon which or upon whom the Charter confers such rights where there are two or more classes or series of shares or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Charter may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder.

         Section 5.        STOCKHOLDER MEETINGS.

                           ANNUAL MEETINGS.  If a meeting of the stockholders of
the corporation is required by the Investment Company Act of 1940, as amended, to elect the directors, then there shall be submitted to the stockholders at such meeting the question of the election of directors, and a meeting called for that purpose shall be designated the annual meeting of stockholders for that year. In other years in which no action by stockholders is required for the aforesaid election of directors, no annual meeting need be held.

                           SPECIAL MEETINGS.  Special stockholder meetings for
any purpose may be called by the Board of Directors or the President and shall be called by the Secretary for the purpose of removing a Director whenever the holders of shares entitled to at least ten percent of all the votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be called.

                           The Secretary shall call a special meeting of
stockholders for all other purposes whenever the holders of shares entitled to at least a majority of all the votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be called. Such request shall state the purpose of such meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such special meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the corporation of such costs, the Secretary shall give notice in the manner provided for below.

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                           PLACE AND TIME.  Stockholder meetings shall be held
at such place, either within the State of Maryland or at such other place within the United States, and at such date or dates as the directors from time to time may fix.

                           NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE.
Written or printed notice of all meetings shall be given by the Secretary and shall state the time and place of the meeting. The notice of a special meeting shall state in all instances the purpose or purposes for which the meeting is called. Written or printed notice of any meeting shall be given to each stockholder either by mail or by presenting it to the stockholder personally or by leaving it at his or her residence or usual place of business not less than 10 days and not more than 90 days before the date of the meeting, unless any provisions of the General Corporation Law shall prescribe a different elapsed period of time, to each stockholder at his or her address appearing on the books of the corporation or the address supplied by the stockholder for the purpose of notice. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her post office address as it appears on the records of the corporation with postage thereon prepaid. Whenever any notice of the time, place or purpose of any meeting of stockholders is required to be given under the provisions of these by-laws or of the General Corporation Law, a waiver thereof in writing, signed by the stockholder and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance or representation at the meeting shall be deemed equivalent to the giving of such notice to such stockholder. The foregoing requirements of notice also shall apply, whenever the corporation shall have any class of stock which is not entitled to vote, to holders of stock who are not entitled to vote at the meeting, but who are entitled to notice thereof and to dissent from any action taken thereat.

                           STATEMENT OF AFFAIRS.  The President of the
corporation or, if the Board of Directors shall determine otherwise, some other executive officer thereof, shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be filed at the principal office of the corporation in the State of Maryland.


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                           QUORUM. At any meeting of stockholders, the presence
in person or by proxy of stockholders entitled to cast one-third of the votes thereat shall constitute a quorum. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time, but not for a period exceeding 120 days after the original record date until a quorum shall attend.

                           ADJOURNED MEETINGS. A meeting of stockholders
convened on the date for which it was called (including one adjourned to achieve a quorum as provided in the paragraph above) may be adjourned from time to time without further notice to a date not more than 120 days after the original record date, and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called.

                           CONDUCT OF MEETING. Meetings of the stockholders
shall be presided over by one of the following officers in the order of seniority and if present and acting: the President, a Vice President or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation or, in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

                           PROXY REPRESENTATION.  Every stockholder may
authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether for the purposes of determining the stockholder's presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, expressing consent or dissent without a meeting or otherwise. Every proxy shall be executed in writing by the stockholder or by his or her duly authorized attorney-in- fact or be in such other form as may be permitted by the Maryland General Corporation Law, including documents conveyed by electronic transmission and filed with the Secretary of the corporation. A copy, facsimile transmission or other reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original transmission could be used. No unrevoked proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein. The placing of a stockholder's name on a proxy pursuant to


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telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution of such proxy by or on behalf of such stockholder.

                           INSPECTORS OF ELECTION.  The directors, in advance of
any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

                           VOTING. Each share of stock shall entitle the holder
thereof to one vote, except in the election of directors, at which each said vote may be cast for as many persons as there are directors to be elected. Except for election of directors, a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may come before a meeting, unless more than a majority of votes cast is required by the corporation's Articles of Incorporation. A plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director.

         Section 6. INFORMAL ACTION. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other


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stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action and such consent and waiver are filed with the records of the corporation.

                                   ARTICLE II

                               Board of Directors

         Section 1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed under the direction of a Board of Directors. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

         Section 2. QUALIFICATIONS AND NUMBER. Each director shall be a natural person of full age. A director need not be a stockholder, a citizen of the United States or a resident of the State of Maryland. The initial Board of Directors shall consist of two persons. Thereafter, the number of directors constituting the entire board shall never be less than three or the number of stockholders, whichever is less. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may increase or decrease the number of directors, provided that the number thereof shall never be less than three or the number of stockholders, whichever is less, nor more than fifteen and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

         Section 3. ELECTION AND TERM. The first Board of Directors shall consist of the directors named in the Articles of Incorporation and shall hold office until the first meeting of stockholders or until their successors have been elected and qualified. Thereafter, directors who are elected at a meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until their successors have been elected and qualified, as amended. Newly created directorships and any vacancies in the Board of Directors, other than vacancies resulting from the removal of directors by the stockholders, may be filled by the Board of Directors, subject to the provisions of the Investment Company Act of 1940, as amended. Newly created directorships filled by the Board of Directors shall be by action of a majority of the entire Board of Directors then in office. All vacancies to be filled

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by the Board of Directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum thereof.

         Section 4.        MEETINGS.

                           TIME. Meetings shall be held at such time as the
Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors conveniently may assemble.

                           PLACE. Meetings shall be held at such place within or
without the State of Maryland as shall be fixed by the Board.

                           CALL. No call shall be required for regular meetings
for which the time and place have been fixed. Special meetings may be called by or at the direction of the President or of a majority of the directors in office.

                           NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  Whenever
any notice of the time, place or purpose of any meeting of directors or any committee thereof is required to be given under the provisions of the General Corporation Law or of these by- laws, a waiver thereof in writing, signed by the director or committee member entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting shall be deemed equivalent to the giving of such notice to such director or such committee member.

                           QUORUM AND ACTION.  During such times when the Board
of Directors shall consist of more than one director, a quorum for the transaction of business at meetings of the Board of Directors shall consist of one-third of the entire Board of Directors, but in no event less than two directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as otherwise specifically provided by the Articles of Incorporation, the General Corporation Law or these by-laws, the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.


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                    CHAIRMAN OF THE MEETING. The Board of Directors may appoint a Chairman of the Board of Directors, who shall preside at all meetings of the stockholders and of the Board of Directors. He shall be ex officio a member of all committees designated by the Board of Directors except as otherwise determined by the Board of Directors. He shall have authority to execute bonds, instruments and contracts on behalf of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some officer or agent of the corporation.

         Section 5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the stockholders, who may elect a successor or successors to fill any resulting vacancy or vacancies for the unexpired term of the removed director or directors.

         Section 6 COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of one or more directors and may delegate to such committee or committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the corporation, except the power to amend the by-laws, to approve any merger or share exchange which does not require stockholder approval, to authorize dividends, to issue stock (except to the extent permitted by law) or to recommend to stockholders any action requiring the stockholders' approval. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

         Section 7. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or any such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or any such committee.

                           Members of the Board of Directors or any committee
designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting


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can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE III

                                    Officers

The corporation shall have a President, a Secretary and a Treasurer, who shall be elected by the Board of Directors, and may have such other officers, assistant officers and agents as the Board of Directors shall authorize from time to time. In the absence or disability of the chairman, the president shall perform the duties and exercise the powers of the chairman. The President shall be the chief executive officer and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall perform such other duties and have such other powers as the Chairman or the Board of Directors may from time to time prescribe. Any two or more offices, except those of President and Vice President, may be held by the same person, but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby.

                                   ARTICLE IV

                Principal Office - Resident Agent - Stock Ledger

The address of the principal office of the corporation in the State of Maryland prescribed by the General Corporation Law is 32 South Street, c/o The Corporation Trust Incorporated, Baltimore, Maryland 21202. The name and address of the resident agent in the State of Maryland prescribed by the General Corporation Law are: The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

The corporation shall maintain, at its principal office in the State of Maryland prescribed by the General Corporation Law or at the business office or an agency of the corporation, an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any


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other form capable of being converted into written form within a reasonable time for visual inspection.

The corporation shall keep at said principal office in the State of Maryland the original or a certified copy of the by-laws, including all amendments thereto, and shall duly file thereat the annual statement of affairs of the corporation prescribed by Section 2-313 of the General Corporation Law.

                                    ARTICLE V

                                 Corporate Seal

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                   ARTICLE VI

                                   Fiscal Year

The fiscal year of the corporation or any series thereof shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VII

                              Control over By-Laws

The power to make, alter, amend and repeal the by-laws is vested exclusively in the Board of Directors of the corporation.

                                  ARTICLE VIII

                                 Indemnification

         Section 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the law. The corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the corporation as a


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director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the same extent as its directors and, in the case of officers, to such further extent as is consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

         Section 2. ADVANCES. Any current or former director or officer of the corporation seeking indemnification within the scope of this Article shall be entitled to advances from the corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the General Corporation Law. The person seeking indemnification shall provide to the corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the corporation for his or her undertaking; (b) the corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the corporation who are neither "interested persons" as defined in
Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

         Section 3. PROCEDURE. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the General Corporation Law, whether the standards required by this Article have


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been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or
(b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non- party directors or (ii) an independent legal counsel in a written opinion.

         Section 4 INDEMNIFICATION OF EMPLOYEES AND AGENTS. Employees and agents who are not officers or directors of the corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940, as amended.

         Section 5. OTHER RIGHTS. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested non-party directors or otherwise.

         Section 6 AMENDMENTS. References in this Article are to the General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of the by-laws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

Amended and Restated:  September 28, 2004